UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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[X] Preliminary Information Statement

[  ] Definitive Information Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

ACTION INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

Action Industries, Inc.
8744 Riverside House Path

Brewerton, New York  13029
Voice: (315) 703-9012
Facsimile: (315) 451-3964

This information statement is circulated to advise the stockholders of Action Industries, Inc. (the "Company") of an action to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the voting capital stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The matter upon which action is being taken is:

To change the Company's domicile from Georgia to Nevada by merging the Company into its wholly owned subsidiary Action Industries, Inc., a Nevada corporation (hereinafter sometimes referred to as "Action Nevada"), which was formed solely for the purpose of effecting the merger. The Agreement and Plan of Merger will provide among other things, that thirty-five (35) of the Company's shares of common stock will automatically convert into 1 Share of Action Nevada common stock without further action on the part of the shareholders.

Stockholders holding shares representing 69.3% of the votes entitled to be cast at a meeting of the Company's stockholders consented in writing to the proposed action. The approval by the stockholders for the change in domicile will not become effective until 20 days from the date of mailing of this Information Statement to our stockholders.

The Company's Board of Directors approved the change of domicile as noted above on November 30, 2007. In connection with the Company's change of domicile from Georgia to Nevada, the Company's authorized capital stock will be changed to add 10,000,000 shares of Preferred Stock par value $.001, which Preferred Shares may be issued from time to time in such series and designations as may be determined by the Board of Directors.

The anticipated effective date of the change in domicile will be approximately 20 days after the mailing of this Information Statement to our stockholders.

If the proposed actions were not adopted by written majority stockholder consent, it would have been necessary for these actions to be considered by the Company's stockholders at a Special Stockholder's Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by Section 14-2-704 of the Official Code of Georgia Annotated (the "Georgia Law"). This Section provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. According to Section 14-2-1103 of the Georgia Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to take the contemplated action. In order to effect the change in domicile as early as possible in order to accomplish the purposes of the Company, the Company utilized the written consent of the majority of the stockholders of the Company.

The date on which this Information Statement was first sent to the stockholders is on, or about December 14, 2007. The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was November 30, 2007, (the "Record Date").

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, and as of the date hereof there were 11,300,000 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the Company in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of November 30, 2007, of (i) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned	Percentage Ownership of Common Stock(1)
Stephanie Passalaqua 8744 Riverside House Path Brewerton, NY 13029	450,000	4.0%
Inna Sheveleva 4055 Wetzel Road Liverpool, NY 13088	450,000	4.0%
Probst Capital, LLC 115 Perimeter Center Place Suite 170 Atlanta, GA 30346	2,700,000	24.0%
Mary Passalaqua 106 Glenwood Drive South Liverpool, NY 13090	2,500,000	22.1%
Joan Fortman 7417 Herstone Green Drive Charlotte, NC 28277	2,631,500	24.0%
Olde Monmouth Stock Transfer Co. 200 Memorial Parkway Atlantic Highlands, NJ 07716	500,000	4.4%
All Officers and Directors As a Group (2 persons)	900,000	8.0%

_____________________________________________________________________________________________

(1)  Applicable percentage ownership is based on 11,300,000 shares outstanding as of November 30, 2007. There are no options, warrants, rights, conversion privilege or similar right to acquire the common stock of the Company outstanding as of November 30, 2007.

NO DISSENTER'S RIGHTS

Under applicable Georgia Law, any dissenting stockholders are not entitled to dissenter rights with respect to the merger, and we will not independently provide stockholders with any such right.

REASON FOR CHANGE OF STATE OF INCORPORATION

The purpose of the change of the State of Incorporation from Georgia to Nevada is because management believes that the corporate law of the State of Nevada will be more beneficial to the operation of the business of the Company and will enable the Company to more efficiently pursue its business opportunities.

As a matter of regulatory compliance, we are sending you this Information Statement, which provide you with information about this corporate action. Your consent to the action is not required and is not being solicited. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Stephanie Passalaqua

Stephanie Passalaqua

December 4, 2007

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